                                                                      EXHIBIT 21

                           CLARCOR INC. SUBSIDIARIES

                                                 JURISDICTION OF
                                                 INCORPORATION OR     PERCENT OF
                    NAME                           ORGANIZATION        OWNERSHIP
- ---------------------------------------------  --------------------  -------------
CLARCOR Consumer Products, Inc.                Delaware                     100%
  J.L. Clark, Inc.                             Delaware                     100%
  Clark Europe, Inc.                           Delaware                     100%
CLARCOR Filtration Products, Inc.              Delaware                     100%
  Baldwin Filters, Inc.                        Delaware                     100%
    Baldwin Filters N.V.                       Belgium                      100%*
    Baldwin Filers Limited                     United Kingdom               100%*
  Clark Filter, Inc.                           Delaware                     100%
  Dahl Manufacturing, Inc.                     California                   100%
  CLARCOR Air Filtration, Inc.                 Delaware                     100%
  MicroPure Filtration, Inc.                   Delaware                     100%
  Baldwin Filters (Aust.) Pty. Limited         Australia                     50%
  Airguard Industries, Inc.                    Kentucky                     100%
  Guardian Filter Company                      Kentucky                     100%
  Filtros Baldwin de Mexico                    Mexico                        90%
CLARCOR Precision Products, Inc.               Delaware                     100%
  EPC Industries Inc.                          Michigan                     100%
CLARCOR Services, Inc.                         Delaware                     100%
CLARCOR Foreign Sales Corporation              Virgin Islands               100%
CLARCOR Trading Company                        Delaware                     100%*

- ------------------------
* Direct or indirect